UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 4, 2011

CompuCredit Holdings Corporation

(Exact name of registrant as specified in its charter)

Georgia                                                000-53717                                              58-2336689
(State or other jurisdiction of incorporation)(Commission File Number)(I.R.S. Employer Identification No.)

Five Concourse Parkway, Suite 400, Atlanta, Georgia 30328
(Address of principal executive offices)
Registrant’s telephone number, including area code:770-828-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 4, 2011, CARS Acquisition LLC, CAR Financial Services, Inc., CAR Funding II, Inc. and Consumer Auto Receivables Servicing, LLC (“Borrowers”) entered into a loan and security agreement with Wells Fargo Preferred Capital, Inc.  The Borrowers are indirect wholly owned subsidiaries of CompuCredit Holdings Corporation (“CompuCredit”) comprising the CAR operations of our Auto Finance segment.

This facility provides for $40.0 million in available financing that can be drawn to the extent of outstanding eligible principal receivables within the Borrowers’ operations and accrues interest at an annual rate equal to LIBOR plus 4.0%.  The facility matures October 4, 2014.  The facility is subject to certain affirmative covenants, including a coverage ratio, a leverage ratio and a collateral performance test, the failure of which could result in required early repayment of all or a portion of the outstanding balance.

The facility is secured by the general financial and operating assets of the Borrowers.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On October 10, 2011, CompuCredit and certain of its subsidiaries completed the planned sale of substantially all the assets underlying CompuCredit’s Retail Micro-Loans segment to AAFA Acquisition, Inc., a subsidiary of Advance America, Cash Advance Centers, Inc. for $46.7 million, comprised of the $45.6 million contract amount and a working capital adjustment of approximately $1.1 million (an amount which may be subject to further post-closing adjustments and indemnities). Together with another $9.5 million of excess working capital that CompuCredit received immediately prior to completion of the transaction under its terms, and net of transaction-related expenditures, CompuCredit’s net pre-tax proceeds are expected to approximate $53.8 million.

The foregoing description of the terms of the Retail Micro-Loan segment’s sale is qualified in its entirety by reference to the agreement between CompuCredit and AAFA Acquisition, Inc., which was attached as Exhibit 2.1 to our Form 8-K filed on August 8, 2011, and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 is incorporated by reference in this Item 2.03.

Forward-Looking Statements

Certain statements in this filing, including statements regarding, without limitation, the net proceeds from the transaction, are "forward-looking statements". Such forward-looking statements involve known and unknown risks and uncertainties, including, but not limited to, events that may cause actual results to be materially different from those described in or suggested by such forward-looking statements. These forward-looking statements are based on CompuCredit's current expectations and beliefs concerning future developments and their potential effects on CompuCredit. There can be no assurance that future developments affecting CompuCredit will be those anticipated by CompuCredit. CompuCredit undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUCREDIT HOLDINGS CORPORATION

Dated: October 11, 2011	By:	/s/ J.Paul Whitehead, III
	Name:	J.Paul Whitehead, III
	Title:	Chief Financial Officer